UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2009
(Date of earliest event reported): August 26, 2009

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Suite 2208-14, 22/F, Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 26, 2009, Man Sang Holdings, Inc. (“Man Sang Nevada”) completed a corporate reorganization resulting in a change of its place of incorporation from Nevada to the British Virgin Islands pursuant to the agreement and plan of liquidation dated as of July 24, 2009 by and among Man Sang Nevada and Man Sang International (B.V.I.) Limited (“Man Sang BVI”). The agreement and plan of liquidation was approved by the stockholders of Man Sang Nevada at a special meeting held on August 25, 2009. Man Sang Nevada issued a press release today in relation to the completion of the reorganization which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report serves as notice that Man Sang BVI is the successor issuer to Man Sang Nevada pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to paragraph (a) of Rule 12g-3, the ordinary shares of Man Sang BVI are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated August 27, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	MAN SANG HOLDINGS, INC.

	By:	/s/ Cheng Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 27, 2009.